Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76594) pertaining to the Fulton Financial Affiliates’ 401(k) Savings Plan and Trust of our report dated May 13, 2003, with respect to the financial statements and supplemental schedule of the Fulton Financial Affiliates’ 401(k) Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/    SMITH ELLIOTT KEARNS & COMPANY, LLC

Hagerstown, Maryland

June 27, 2003